As filed with the Securities and Exchange Commission on September 6, 2001

                                                      Registration No. 333-



                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                         --------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                         --------------------------


                        VOCALTEC COMMUNICATIONS LTD.
           (Exact Name of Registrant as Specified in Its Charter)


               Israel                                      Inapplicable
  (State or Other Jurisdiction of                        (I.R.S. Employer
   Incorporation or Organization)                       Identification No.)

                         --------------------------

                              2 Maskit Street
                           Herzelia, Israel 46733
            (Address of Principal Executive Offices) (Zip Code)

                         --------------------------

         VocalTec Communications Ltd. 2000 Master Stock Option Plan
                         (Full Titles of the Plans)
                         --------------------------

                        VocalTec Communications Inc.
                       One Executive Drive, Suite 320
                      Fort Lee, New Jersey 07024-3393
                               (201) 228-7000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                            -------------------
                                  Copy to:

                           Phyllis G. Korff, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                               4 Times Square
                       New York, New York 10036-6522
                               (212) 735-3000
                         --------------------------


                                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                       Proposed Maximum      Proposed Maximum
           Title of                 Amount to be        Offering Price           Aggregate           Amount of
  Securities to be Registered       Registered(1)        Per Share(2)        Offering Price(2)    Registration Fee
-------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value NIS
0.01 per share..............         1,000,000            $1.02                 $1,020,000.00        $255.00

===================================================================================================================
(1)      This registration statement covers ordinary shares, par value NIS
         0.01 per share of the Registrant consisting of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the
         VocalTec Communications Ltd. 2000 Master Stock Option Plan (the
         "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan are subject to adjustment in accordance with certain provisions of the Plan.
         Accordingly, pursuant to Rule 416 under the Securities Act of
         1933, as amended, this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2)      Estimated solely for the purpose of calculating the registration fee with Rule 457(h)(1) under the Securities Act of 1933 as follows: (i) in the case of ordinary shares which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii)
         in the case of ordinary shares for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of ordinary shares as quoted on The Nasdaq
         National Market on September 4, 2001 (within 5 business days prior to filing this registration statement).



                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by the Registrant, VocalTec Communications Ltd., a company organized under the laws of the State of Israel (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates:

         (a) The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2000 filed with the Commission on July 2, 2001;

         (b) The Company's Reports on Form 6-K dated February 1, 2001, April 25, 2001, July 2, 2001 and July 24, 2001; and

         (c) The Company's description of its ordinary shares, par value NIS 0.01 per share (the "Ordinary Shares"), contained in Amendment No. 2 to the Company's Registration Statement on Form F-1 (File No. 333-00120), filed with the Commission on February 5, 1996, including any amendment or report filed for the purpose of updating such description.

         All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the issuance of Ordinary Shares to be registered in connection with this registration statement is passed upon by Meitar, Liquornik, Geva & Co., Law Offices, Ramat Gan, Israel.

Item 6.  Indemnification of Directors and Officers

         Under the new Israeli Companies Law, 5739-1999 (the "Companies Law") an Israeli company may not exempt an office holder from liability with respect to a breach of his duty of loyalty, but may exempt in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care.

         Under the Companies Law, a company may not indemnify an office holder, absolve him from liability towards the company, nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of, any one of the following:

         o a breach by the office holder of his duty of loyalty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company; or

         o a breach by the office holder of his duty of care if such breach was done intentionally or in disregard of the circumstances of the breach or its consequences; or

         o any act or omission done with the intent to derive an illegal personal gain; or

         o        any fine or ransom levied against the office holder.

Office Holder Insurance

         Our Articles of Association provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders with respect to:

         o        a breach of his duty of care to us or to another person;

         o a breach of his duty of loyalty to us, provided that the office holder acted in good faith and had reasonable cause to assume that his act would not prejudice our interests; or

         o a financial liability imposed upon him in favor of another person concerning an act performed by him in his capacity as an office holder.

Indemnification of Office Holders

         Our Articles of Association provide that, to the extent permitted by the Companies Law, we may indemnify and undertake to indemnify an office holder against:

         o a financial liability imposed on him in favor of another person by any judgement, including a settlement or an arbitrator's award approved by a court concerning an act performed in his capacity as an office holder; and

         o reasonable litigation expenses, including attorneys' fees, expended by the office holder or imposed on him by a court, in proceedings we institute against him or instituted on our behalf or by another person, or in a criminal charge from which he was acquitted.

         Under the Companies Law, our Articles of Association may also include:

         |X| a provision authorizing us to grant in advance an undertaking to indemnify an office holder, provided that the undertaking is limited to types of events which the board of directors deems to be anticipated and limited to an amount determined by the board of directors to be reasonable under the circumstances; and

         |X| a provision authorizing us to retroactively indemnify an office holder.

The Companies Law defines an office holder to include a director, managing director, chief business manager, executive vice president, vice president, other manager directly subordinate to the managing director and any other person assuming the responsibilities of the foregoing positions without regard to such person's title.

Required Approvals

         In addition, under the Companies Law, indemnification of (other than indemnification to an undertaking given under the law), and procurement of insurance coverage for, our office holders must be approved by our audit committee and our board of directors and, in specified circumstances, by our shareholders.

Item 7.  Exemption from Registration Claimed.

         Inapplicable.

Item 8.  Exhibits.

         3.1      Specimen Ordinary Share.*

         5.1      Opinion of Meitar, Liquornik, Geva & Co., Law Offices.

         23.1 Consent of Luboshitz, Kasierer & Co., Member Firm of Arthur Andersen.

         23.2 Consent of Meitar, Liquornik, Geva & Co., Law Offices (contained in Exhibit 5.1).

         24.1 Powers of attorney of certain officers and directors of the Company (included in signature page).

         99.1     VocalTec Communications Ltd. 2000 Master Stock Option
                  Plan.**

---------------

* Incorporated by reference from Amendment No. 2 to the Company's Registration Statement on Form F-1 (Registration Number 333-00120), filed with the Commission on February 5, 1996.

** Incorporated by reference from VocalTec's Annual Report on Form 20F, SEC File No. 2-0-27648, filed with the SEC on July 2, 2001.


Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, the State of Israel, on the 31st day of August, 2001.


                                VOCALTEC COMMUNICATIONS LTD.


                                By:  /s/ Elon A. Ganor
                                   ----------------------------------
                                   Name:  Elon A. Ganor
                                   Title: Chief Executive Officer and
                                          Chairman of the Board of Directors


                             POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Elon A. Ganor as such individual's true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation, for such individual and in the individual's name, place and stead, in any and all capacities, to sign on such individual's behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                          Title                              Date
---------                          -----                              ----


 /s/ Elon A. Ganor        Chief Executive Officer and
 -------------------      Chairman of the Board of Directors   August 31, 2001
     Elon A. Ganor


 /s/ Ami Tal              Vice President of Global Sales
--------------------      and Member of the Board of
     Ami Tal              Directors                            August 31, 2001


 /s/ Hugo Goldman         Chief Financial Officer
-------------------       (Principal Financial Officer
     Hugo Goldman         and Principal Accounting Officer)    August 31, 2001


 /s/ Lior Haramaty
-------------------
     Lior Haramaty        Member of the Board of Directors     August  31, 2001


 /s/ Yoav Chelouche
--------------------
     Yoav Chelouche       Member of the Board of Directors     August 31, 2001


--------------------
     Rina Shainski        Member of the Board of Directors     August 31, 2001


 /s/ Douglas Dunn
--------------------
     Douglas Dunn         Member of the Board of Directors     August 31, 2001



--------------------      Member of the Board of Directors     August 31, 2001
    Rami Khalish


Authorized Representative in
the United States:

VOCALTEC COMMUNICATIONS INC.


By:   /s/ Elon A. Ganor
   ---------------------------
   Name:  Elon A. Ganor
   Title: Chairman of the Board of Directors



                               EXHIBIT INDEX

   Exhibit No.    Description
   -----------    -----------

    3.1           Specimen Ordinary Share.*

    5.1           Opinion of Meitar, Liquornik, Geva & Co., Law Offices.

    23.1          Consent of Luboshitz, Kasierer & Co., Member Firm of
                  Arthur Andersen.

    23.2 Consent of Meitar, Liquornik, Geva & Co., Law Offices (contained in Exhibit 5.1).

    24.1 Powers of attorney of certain officers and directors of the Company (included in signature page).

    99.1          VocalTec Communications Ltd. 2000 Master Stock Option
                  Plan.**

    ---------------
         * Incorporated by reference from Amendment No. 2 to the Company's Registration Statement on Form F-1
                  (Registration Number 333-00120), filed with the Commission on February 5, 1996.
         ** Incorporated by reference from VocalTec's Annual Report on Form 20F, SEC File No. 2-0-27648, filed with the SEC on July 2, 2001.